UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain,” “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, Everything Blockchain Inc (the “Company”) appointed Arthur Rozenberg as Chief Executive Officer, effective immediately. Mr. Rozenberg will also serve as the sole member of the Company’s Board of Directors.

Mr. Rozenberg brings over five years of experience in the crypto industry, having founded several companies in the space. Alongside his entrepreneurial ventures, he worked at Morgan Stanley, where he gained deep expertise in financial markets. He holds a BA in Business Management from James Madison University.

As a dynamic and forward-thinking leader, Mr. Rozenberg’s fresh perspective and strategic approach are well-suited to guide the Company in seizing opportunities at the intersection of crypto and AI innovation

No Family Relationships

There are no family relationships between Mr. Rozenberg and any director or executive officer of the Company.

Other Information

Mr. Rozenberg has not been involved in any transactions that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: January 6, 2025	By:	/s/ Arthur Rozenberg
Arthur Rozenberg
Chief Executive Officer

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